Exhibit 10.1

FIRST AMENDMENT
TO
AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT (this “First Amendment”), is made and entered into as of December 14, 2012 by and between BLACK RIDGE OIL & GAS, INC., a Delaware corporation (the “Borrower”), and DOUGHERTY FUNDING LLC, a Delaware limited liability company (the “Lender”).

RECITALS

A.           The Borrower and the Lender previously entered into and executed the Amended and Restated Secured Revolving Credit Agreement dated as of September 5, 2012 pursuant to which the Lender agreed to make one more advances to Borrower in accordance with the terms and conditions of the agreement (the “Revolving Credit Agreement”).

B.           The Borrower and the Lender desire to amend the Revolving Credit Agreement as set forth in this First Amendment.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1.           Section 1(K) of the Revolving Credit Agreement is amended by adding to the end thereof the following:

A repayment of all or any portion of the Advances pursuant to Section 8 (including pursuant to Section 14(BB)), other than to the extent that the Borrower uses Excluded Revenues (but only so long as no Revolving Credit Expiration Date has occurred) with which to make the repayment, will reduce, on a dollar-for-dollar basis, the amount of the Borrowing Base that is determined pursuant to clause (ii) of the first sentence of this Section 1(K).

2.           The second sentence of Section 2 of the Revolving Credit Agreement is amended by (i) deleting the phrase “and (iii)” and (ii) adding after clause (ii) thereof the following:

(iii) to re-advance amounts previously paid to reduce the Revolving Line of Credit to the extent allowed by section 14(CC), and (iv).

3.           Section 14(CC) of the Revolving Credit Agreement is amended by (i) deleting the word “and” between clause (ii) and clause (iii) thereof and (ii) adding to the end thereof but prior to the period the following:

; and (iv) to repay all or any portion of the outstanding balance of the Advances pursuant to Section 8.  During the term of this Agreement, and subject to (i) no prior occurrence of a Revolving Credit Expiration Date and (ii) any other applicable provision of this Agreement, to the extent that the Borrower has used Excluded Revenues to repay all or any portion of the outstanding balance of the Advances pursuant to Section 8, the Borrower may re-borrow all or any portion of the repaid amount pursuant to this Agreement and may use the re-borrowed Advances for any of the purposes for which Advances may be used pursuant to Section 2 or for any of the purposes for which Excluded Revenues may be used pursuant to this Section 14(CC).

4.           Except as specifically amended by this First Amendment, the Revolving Credit Agreement and all the terms and provisions thereof shall remain in full force and effect.  Capitalized terms not otherwise defined in this First Amendment shall have the meaning set forth in the Revolving Credit Agreement.

5.           This First Amendment may be executed in counterparts, each one of which shall have the force of an original, but which together shall constitute one document.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.  SIGNATURE AND NOTARY PAGES FOLLOW.]

IN WITNESS THEREOF, the parties hereto have caused this First Amendment to be made as of the day and year first above written.

BORROWER:

BLACK RIDGE OIL & GAS, INC.

By:           /s/ Kenneth DeCubellis
Kenneth DeCubellis
Chief Executive Officer

LENDER:

DOUGHERTY FUNDING LLC

By:           /s/ James A. Berman
James A. Berman
Senior Vice President